SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549




                          FORM 8-K/A(1)




          CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
              OF THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
                          MARCH 18, 1997



                             LYNCH CORPORATION
      (Exact name of registrant as specified in its charter)




      INDIANA                          1-106                 38-1799862
(State of jurisdiction             (Commission             (I.R.S. Employer
    of Incorporation)              File Number)          Identifications No.)



8 SOUND SHORE DRIVE, SUITE 290, GREENWICH, CONNECTICUT           06830
(Address of Principal Executive Offices)                       (Zip Code)



Registrant's telephone number, including area code:   203/629-3333




Item 5.  Other Events

     See Subsequent Event under Item 7(b) - Pro Forma Unaudited Financial Information below for information on the acquisition of the minority stock interest in Upper Peninsula Telephone Company.


Item 7.  Financial Statements and Exhibits

     This amends Form 8-K previously filed by the Registrant on April 1, 1997, and filed by Registrant with respect to an event occurring on March 18, 1997. The following financial statement and pro forma financial information are contained herein:

     (a)  Financial Statements of Businesses Acquired

          Upper Peninsula Telephone Company and Subsidiaries

          1.   Independent Auditors' Report

          2.   Consolidated Balance Sheets as of December 31, 1996 and 1995

          3. Consolidated Statements of Operations and Business Unit Equity for years ended December 31, 1996 and 1995

          4. Consolidated Statements of Cash Flows for the years ended December 31, 1996 and 1995

          5.   Notes to Consolidated Financial Statements


     (b)  Pro Forma Unaudited Financial Information

          1.   Pro Forma Combined Condensed Balance Sheet as of December
               31, 1996

          2.   Notes to Pro Forma Combined Condensed Balance Sheet

          3. Pro Forma Combined Condensed Statements of Operations for the Year Ended December 31, 1996

          4.   Notes to Pro Forma Combined Condensed Statements of Income





                            SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        LYNCH CORPORATION


                                        /S/ROBERT E. DOLAN
                                           ROBERT E. DOLAN
                                           Chief Financial Officer


Date:  May 29, 1997

                UPPER PENINSULA TELEPHONE COMPANY
                         AND SUBSIDIARIES

                       Financial Statements

                    Together With Independent
                         Auditor's Report

                 As of December 31, 1996 and 1995

                   INDEPENDENT AUDITOR'S REPORT



Board of Directors
UPPER PENINSULA TELEPHONE COMPANY
AND SUBSIDIARIES
Carney, Michigan


We have audited the accompanying consolidated balance sheets of Upper Peninsula Telephone Company and Subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards and Government Auditing Standards, issued by the Comptroller General of the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Upper Peninsula Telephone Company and Subsidiaries as of December 31, 1996 and 1995, and the results of its consolidated operations and its consolidated cash flows for the years then ended in conformity with generally accepted accounting principles.

Board of Directors
UPPER PENINSULA TELEPHONE COMPANY
AND SUBSIDIARIES



As explained in Note M to the financial statements, Upper Peninsula Telephone Company and Subsidiaries retroactively changed its method of recording their investments in cellular partnerships to the equity method as of January 1, 1995.

In accordance with Government Auditing Standards, we have also issued a report on our consideration of the Company's Internal Control Structure and a report on its Compliance with Laws and Regulations, both dated March 12, 1997.





                                Siepert & Co. LLP
                                Certified Public Accountants


Beloit, Wisconsin

March 12, 1997

                UPPER PENINSULA TELEPHONE COMPANY
                         AND SUBSIDIARIES
                   Consolidated Balance Sheets
                 As of December 31, 1996 and 1995

     ASSETS                                      1996         1995
Current Assets:
  Cash and cash equivalents                   $   712,529  $   358,834
  Temporary cash investments - at cost            314,336      420,457
  Telecommunications accounts receivable          176,647      179,475
  Other accounts receivable (Note D)            1,110,272    1,355,657
  Interest receivable                               1,324        3,239
  Materials and supplies - at average cost        297,988      411,313
  Prepayments                                      61,470       67,179
    Total current assets                        2,674,566    2,796,154

Investments:
  Investment in cellular partnerships -
    at equity (Note J)                          1,759,020    1,309,691
  Rural Telephone Bank Stock -
    at cost (Note C)                              355,023      354,559
  Other investments                                 2,692       20,000
  Nonregulated assets                              88,941       78,928
    Total investments                           2,205,676    1,763,178

Other Debits:
  Organization expense (Note I)                    70,968       70,968
  Deferred income taxes (Note K)                  102,553      164,649
  Deferred debt expense                            15,950       17,306
  Other deferred charges                           10,000
    Total other debits                            199,471      252,923

Telecommunications Plant:  (Note B)
  Telecommunications plant in service          28,378,762   27,134,736
  Less: Accumulated depreciation                6,948,635    5,929,985
    Net telecommunications plant in service    21,430,127   21,204,751
  Telecommunications plant under construction     387,137      117,143
    Total net telecommunications plant         21,817,264   21,321,894

Total Assets                                  $26,896,977  $26,134,149

   The following notes are an integral part of this statement.

                UPPER PENINSULA TELEPHONE COMPANY
                         AND SUBSIDIARIES
                   Consolidated Balance Sheets
                 As of December 31, 1996 and 1995

      LIABILITIES AND STOCKHOLDERS' EQUITY       1996          1995
Current Liabilities:
  Current maturity of long-term debt          $   285,200  $   247,100
  Notes payable (Note E)                          100,000      680,000
  Accounts payable-
    Construction                                    6,876       88,596
    Trade                                         442,643      584,113
  Customer deposits and advance billings           34,110       27,637
  Accrued liabilities-
    Wages                                          53,085       37,494
    Income taxes                                   48,568       20,799
    Interest                                        9,000        9,602
      Total current liabilities                   979,482    1,695,341

Other Credits:
  Deferred investment tax
    credit (Notes B & K)                           89,405      101,319

Long-Term Debt:  (Net of Current Maturity)
  (Note F)
    Mortgage notes payable                     11,865,110   12,169,602

Stockholders' Equity:
  Common stock - $10 stated value; 10,000
    shares authorized; 8,464 shares issued
    and outstanding for 1996 and 1995              84,640       84,640
  Paid-in capital                                 393,382      393,382
  Retained earnings (Note L)                   13,484,958   11,689,865
    Total stockholders' equity                 13,962,980   12,167,887

Total Liabilities And Stockholders' Equity    $26,896,977  $26,134,149

   The following notes are an integral part of this statement.

                UPPER PENINSULA TELEPHONE COMPANY
                         AND SUBSIDIARIES
           Consolidated Statements of Retained Earnings
          For the Years Ended December 31, 1996 and 1995

                                                  1996         1995
Balance, Beginning of Year                    $11,689,865  $10,480,246

  Cumulative effect on prior years
    of retroactive restatement for
    accounting change (Note M)                                 (99,440)

Balance, Beginning of Year, As Restated        11,689,865   10,380,806

  Add:  Net income for year                     2,049,013    1,943,859

  Deduct:  Dividends paid                         253,920      634,800

Balance, End of Year                          $13,484,958  $11,689,865

   The following notes are an integral part of this statement.

                UPPER PENINSULA TELEPHONE COMPANY
                         AND SUBSIDIARIES
                Consolidated Statements of Income
          For the Years Ended December 31, 1996 and 1995

                                                   1996        1995
Regulated Operations:
  Operating Revenues:
    Local service revenue                       $  762,149  $  728,780
    Carrier access revenue                       7,328,785   6,759,369
    Toll service revenue                            10,021       5,858
    Other operating revenue                        398,078     357,211
    Uncollectible operating revenue                (31,850)    (44,450)
      Total operating revenue                    8,467,183   7,806,768

  Operating Expenses:
    Plant specific                                 858,907     726,389
    Plant nonspecific                              357,506     319,855
    Depreciation                                 1,400,174   1,299,410
    Customer operations                            455,899     427,947
    Corporate operations                         1,266,889   1,190,854
    Taxes other than income                        574,561     522,628
    Income taxes                                 1,005,960     905,603
      Total operating expenses                   5,919,896   5,392,686

    Net Operating Income - Regulated             2,547,287   2,414,082

Nonregulated Operations:
  Equity in undistributed earnings of
    cellular partnerships (Note J)                 567,559     413,462
  Operating revenues                                65,026      62,718
  Operating expenses                              (167,100)   (152,302)
  Income taxes                                    (157,742)    (42,585)
    Net operating income - nonregulated            307,743     281,293

Total Net Operating Income                       2,855,030   2,695,375

Other Income:
  Interest income                                   48,932      62,259
  Other expense                                    (81,307)    (29,112)
  Income taxes                                     (36,810)    (17,657)
    Total other income (expense)                   (69,185)     15,490

Interest and Fixed Charges:
  Interest on long-term debt                       717,318     721,148
  Other interest charges                            18,156      44,500
  Amortization of debt expense                       1,358       1,358
    Total interest and fixed charges               736,832     767,006

Net Income                                      $2,049,013  $1,943,859

   The following notes are an integral part of this statement.

                UPPER PENINSULA TELEPHONE COMPANY
                         AND SUBSIDIARIES
              Consolidated Statements of Cash Flows
          For the Years Ended December 31, 1996 and 1995

                                                   1996        1995
Cash Flows From Operating Activities:
  Net income                                    $2,049,013  $1,943,859
  Adjustments to reconcile net income to net
    cash provided by operating activities -
      Depreciation                               1,400,174   1,299,410
      Amortization expense                           1,358       1,358
      Deferred income taxes                         62,096      16,641
      Amortization of investment tax credits       (11,914)    (12,157)
      Equity in undistributed earnings of
        cellular partnerships                     (567,559)   (413,462)
  (Increase) decrease in current assets -
    Telecommunications and other receivables       250,126    (753,246)
    Materials and supplies                         113,325    (115,561)
    Prepayments                                      5,710     (10,269)
  Increase (decrease) in current liabilities -
    Accounts payable                              (223,190)    275,883
    Customer deposits and advance payments           6,473       2,386
    Accrued liabilities                             42,758       1,247
      Net cash provided by operating
        activities                               3,128,370   2,236,089

Cash Flows From Investing Activities:
  Gross additions to telecommunications plant
    in service and under construction           (1,862,499) (2,279,861)
  Net salvage on plant retirements                 (43,691)     27,945
  Increase in other deferred charges               (10,000)
  Cash distribution from cellular partnerships     118,230     208,871
  Decrease in other investments                     16,844     (23,200)
  Decrease in nonregulated assets                      632     (45,445)
  Decrease in cash investments                     106,121      45,883
    Net cash used by investing activities       (1,674,363) (2,065,807)

Cash Flows From Financing Activities:
  Net change in short-term borrowing              (580,000)    480,000
  Proceeds from long-term financing                  9,740     487,200
  Payment on long-term debt                       (276,132)   (463,304)
  Cash dividends                                  (253,920)   (634,800)
    Net cash used by financing activities       (1,100,312)   (130,904)

Net Increase in Cash and Cash Equivalents          353,695      39,378

Cash and Cash Equivalents, Beginning of Year       358,834     319,456

Cash and Cash Equivalents, End of Year          $  712,529  $  358,834

  The accompanying notes are an integral part of this statement.

                UPPER PENINSULA TELEPHONE COMPANY
                         AND SUBSIDIARIES
            Notes to Consolidated Financial Statements
          For the Years Ended December 31, 1996 and 1995


Note A:  Nature of Operations

                The accompanying financial statements include the accounts of Upper Peninsula Telephone Company (Company), its wholly owned subsidiary, Alpha Enterprises Limited, Inc. (Alpha) and Alpha's wholly owned subsidiaries, Upper Peninsula Cellular North, Inc. (UPCN) and Upper Peninsula Cellular South, Inc. (UPCS). All intercompany items have been eliminated.

                The Company's principal business is to provide local telephone service and telephone access for all customers within specific boundaries in a noncompetitive market. However, recent government legislation will subject the Company to a possible future competitive market in which to operate. Alpha is a holding company, holding the interests in UPCN and UPCS. UPCN's and UPCS's principal business is holding interests in cellular partnerships serving areas within the State of Michigan.

Note B:  Summary of Significant Accounting Policies

                The accounting policies of the Company conform to generally accepted accounting principles and reflect practices appropriate to the telecommunications industry. The Company grants credit to customers, substantially all of whom are its local subscribers or connecting companies.

                The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

            1. Telecommunications plant in service is recorded at original cost. The provision for depreciation is computed on a straight-line basis by applying a rate to group account assets for statement and income tax purposes. Retirements are recorded on average unit costs.

                UPPER PENINSULA TELEPHONE COMPANY
                         AND SUBSIDIARIES
            Notes to Consolidated Financial Statements
          For the Years Ended December 31, 1996 and 1995


Note B:  Summary of Significant Accounting Policies (Continued)

         2. Payroll taxes and employees' insurance costs are capitalized on all plant additions. Interest during construction (IDC) is being recorded on major projects. The IDC rate used was 6.9% and 7.5% for 1996 and 1995, respectively, which took into consideration the current cost of debt funds. There was $15,902 and $30,154 of IDC capitalized in 1996 and 1995, respectively. These capitalizations are being treated as additions to telecommunications plant for both statement and tax purposes.

         3. The Company has elected to defer income tax savings earned by investment tax credit and is amortizing these savings over the service life of the assets on which the investment tax credit was taken.

         4. In general, revenues are recognized when earned regardless of the period in which they are billed or received. Revenue for interstate access service is
                received through tariffed access   charges filed by the
                National Exchange Carrier Association (NECA) with the Federal Communications Commission (FCC) on behalf of the member companies. These access charges are billed by the Company to the interstate long distance carrier, and pooled with like revenues from all NECA member companies. The portion of the pooled access charge revenue received by the Company is based upon its actual cost of providing interstate long distance service.

                Revenue for intrastate access service is received through tariffed access charges filed by the Michigan Exchange Carrier Association (MECA) with the Michigan Public Service Commission (PSC) on behalf of the member companies. These charges are billed by the Company to the intrastate long distance carrier, and pooled with like revenues from all MECA member companies. The portion of the pooled access charge revenue received by the Company is based upon its actual cost of providing the service.

                UPPER PENINSULA TELEPHONE COMPANY
                         AND SUBSIDIARIES
            Notes to Consolidated Financial Statements
          For the Years Ended December 31, 1996 and 1995


Note B:  Summary of Significant Accounting Policies (Continued)

                Revenue estimates recorded are subject to final acceptance by NECA and MECA. Revenues for 1996 include the following prior period adjustments, additional interstate revenues of approximately $175,400 resulting from true-ups of prior year cost studies and additional intrastate revenues of approximately $65,600 resulting from true-ups of prior year cost studies and true-ups of prior year MECA pool revenues.

            5. For purposes of the statement of cash flows, cash equivalents include checking, savings, money market deposits and certificates of deposit with original maturities of less than three months. All other temporary cash investments, if any, with original maturities of over three months and less than one year are included in temporary cash investments.

Note C:  Rural Telephone Bank Stock

                The Rural Telephone Bank stock consists of 1,615,438 shares of Class B stock. The Company purchased 355,023 shares from the Rural Telephone Bank as a condition of obtaining long-term financing. Holders of Class B stock are entitled to patronage dividends in the form of additional Class B stock, however, such stock must be held until the related Rural Telephone Bank loan is repaid and may be redeemed only after all shares of Class A stock have been retired, at the discretion of the Board of Directors of the Rural Telephone Bank. As of December 31, 1996, the Company has received 1,260,415 shares of the Class B patronage dividends.

Note D:  Other Accounts Receivable

                As discussed in Note B the Company receives settlements from various interexchange toll carriers which are subject to adjustments in subsequent years. In connection with this the Company has recorded estimated receivables of $421,097 and $562,518 as of December 31, 1996 and 1995, respectively.

                UPPER PENINSULA TELEPHONE COMPANY
                         AND SUBSIDIARIES
            Notes to Consolidated Financial Statements
          For the Years Ended December 31, 1996 and 1995


Note E:  Note Payable

                During 1993, the Company received a line of credit for $1,000,000 at the prime rate of interest plus one and one half percent. The line of credit is available until August 8, 1998. The Company must pay off the line of credit for a minimum of five consecutive days each year. At December 31, 1996, the Company had $900,000 available on this line of credit.

Note F:  Long-Term Debt

                The long-term debt of the Company is secured by a mortgage on the assets of the corporation under the terms of a consolidated loan agreement between the Company, the United States of America Department of Agriculture Rural Utilities Service (RUS) and the Rural Telephone Bank
                (RTB). All assets of the Company are pledged as security for these mortgage notes. Amounts outstanding at December 31, 1996 and 1995 and other terms of the notes are as follows:

                                            1996         1995

         2% Mortgage notes payable
           serially to 2016 to the
           United States Government     $ 2,324,402  $ 2,443,185

         5% Mortgage notes payable
           serially to 2016 to the
           United States Government       2,808,585    2,869,669

         7% Mortgage notes payable
           serially to 2009 to the
           United States Government         504,781      528,961

         7.5% Mortgage notes payable
           serially to 2027 to the
           United States Government       6,512,542    6,574,887
             Subtotal                    12,150,310   12,416,702
           Less:  Current maturity          285,200      247,100

         Total Long-Term Debt           $11,865,110  $12,169,602

                UPPER PENINSULA TELEPHONE COMPANY
                         AND SUBSIDIARIES
            Notes to Consolidated Financial Statements
          For the Years Ended December 31, 1996 and 1995


Note F:  Long-Term Debt - (Continued)

               The Company has $38,402 of unadvanced RTB loan fund available for plant additions. If these funds are advanced, they will have a 7.5% interest rate and will be repayable over a period of 35 years.

               Required principal payments based on the outstanding debt on December 31, 1996 for the next five (5) years are estimated to be as follows:

                       Year            Amount
                       1997           $285,200
                       1998            298,300
                       1999            312,200
                       2000            326,800
                       2001            342,300

Note G:  Related Party Transactions

               The Company provides construction, maintenance, general office and management services to a nonaffiliated company at cost. This company is related through common ownership by a majority stockholder of Upper Peninsula Telephone Company. Charges to this company amounted to $2,019 and $1,768 for the years 1996 and 1995, respectively.

Note H:  Supplemental Disclosures of Cash Flow Information

                                            1996        1995
         Cash paid during the year for
           interest                      $  773,576  $  766,163

         Cash paid during the year for
           income taxes                  $1,125,234  $  979,203

Note I:  Organization Costs

               During 1990, Alpha, UPCN, and UPCS were all formed. The organization costs associated with each of these companies have been capitalized. These costs will not be amortized. A breakdown of these costs at December 31, 1996, is as follows: UPCN - $37,827 and UPCS - $33,141. These costs include legal fees, filing fees and other costs associated with setting up the corporations.

                UPPER PENINSULA TELEPHONE COMPANY
                         AND SUBSIDIARIES
            Notes to Consolidated Financial Statements
          For the Years Ended December 31, 1996 and 1995


Note J:  Investment in Cellular Partnership

               During 1991, UPCN and UPCS invested in separate RSA Cellular Partnerships covering areas in the State of Michigan. UPCN is a 7.882% general partner with an investment of $659,952 at December 31, 1996. UPCS is a 14.2857% general partner with an investment of $1,099,068 at December 31, 1996. These investments are recorded at equity. These investments consist of the following:

                                                    1996        1995
             UPCN
               Capital contributions paid       $  648,053  $  648,053
               Equity in undistributed earnings
                 of the partnership                224,713       6,535
               Capital distributions received     (212,814)    (94,584)
                 Total                             659,952     560,004

              UPCS
               Capital contributions paid          635,305     635,305
               Equity in undistributed earnings
                 of the partnership                578,050     228,669
               Capital distributions received     (114,287)   (114,287)
                 Total                           1,099,068     749,687

               Total                            $1,759,020  $1,309,691

               Following is an unaudited summary of financial position and operations of Cellular North Michigan Network General Partnership of which UPCN is a general partner.

                                                   1996         1995
               Current assets                  $ 2,790,000  $2,416,000
               Property and equipment, net       7,589,000   6,171,000
                 Total Assets                  $10,379,000  $8,587,000

               Current Liabilities             $ 2,005,000  $1,482,000

               Partner's Equity                $ 8,374,000  $7,105,000

               Operating Revenues              $11,058,000  $7,874,000

               Net Income                      $ 2,769,000  $1,673,000

                UPPER PENINSULA TELEPHONE COMPANY
                         AND SUBSIDIARIES
            Notes to Consolidated Financial Statements
          For the Years Ended December 31, 1996 and 1995


Note J:  Investment in Cellular Partnership (Continued)

               Following is an unaudited summary of financial position and operations of Cellular Mobile Systems of Michigan RSA No. 7 Limited Partnership of which UPCS is a general partner.

                                                   1996        1995
               Current assets                   $3,396,000  $3,079,000
               Property and equipment, net       5,542,000   3,216,000
                 Total Assets                   $8,938,000  $6,295,000

               Current Liabilities              $1,245,000  $1,047,000

               Partners' Equity                 $7,693,000  $5,248,000

               Operating Revenues               $7,332,000  $5,373,000

               Net Income                       $2,445,000  $1,970,000

Note K:  Income Taxes

               The Company implemented FASB Statement No. 109, Accounting for Income Taxes, in 1993. The Company has recognized the following deferred tax liabilities and deferred tax assets:

                                              Year Ended  Year Ended
                                               12/31/96    12/31/95
                Federal Deferred Income Taxes
                  Investment tax credit       $   30,398  $   34,448
                  Cellular partnerships               67      45,173
                  Net operating loss              72,088      96,862
                  Valuation allowance              - 0 -     (11,834)
                    Total federal deferred
                      income taxes               102,553     164,649

                State Deferred Income Taxes        - 0 -       - 0 -

                Total Deferred Income Taxes   $  102,533  $  164,649

                The Company has recorded deferred income taxes on the following temporary timing differences: Use of investment tax credit deferral method, partnership differences and net operating loss carryforwards.

                UPPER PENINSULA TELEPHONE COMPANY
                         AND SUBSIDIARIES
            Notes to Consolidated Financial Statements
          For the Years Ended December 31, 1996 and 1995


Note K:  Income Taxes - (Continued)

                The Company has elected to defer income tax savings earned by investment tax credit and is amortizing these savings over the service life of the assets on which the investment tax credit was taken. Amortization of investment tax credits amount to $11,941 for the year 1996 and $12,157 for the year 1995. The Company has no investment tax credits to carryforward to future years.

                UPCN and UPCS have recorded deferred income taxes on the differences between net undistributed income from their investments in cellular partnerships and their K-1's from the partnerships.

                The subsidiaries have net operating loss carryforwards since the companies have elected to file separate income tax returns instead of filing a consolidated income tax return. At December 31, 1996 the following subsidiaries have net operating loss carryforwards: Alpha - $106,927 and UPCN - $105,097. These losses can be used to offset future taxable income subject to limitations. These carryforwards will begin to expire in 2006.

                Alpha had recorded a valuation allowance for the deferred tax asset resulting from the net operating losses. This valuation allowance was eliminated during 1996.

                The following is a breakdown of the components of income tax expense:

                                                      1996       1995
                Federal:
                  Taxes currently payable          $1,053,865  $ 892,699
                  Deferred income taxes               110,388    127,646
                  Valuation allowance                 (11,834)  (111,005)
                  ITC amortization                    (11,941)   (12,157)
                  Prior year accrual difference        (9,628)     3,586
                    Total federal income
                      tax expense                   1,130,850    900,769
                State:
                  Taxes currently payable              69,629     65,076
                  Prior year accrual difference            33
                  Total state income tax expense       69,662     65,076

                Total Income Tax Expense           $1,200,512  $ 965,845

                UPPER PENINSULA TELEPHONE COMPANY
                         AND SUBSIDIARIES
            Notes to Consolidated Financial Statements
          For the Years Ended December 31, 1996 and 1995


Note L:  Dividend Restriction

                Under the most restrictive provisions of the Company's RUS loan agreement, there is approximately $5,799,500 of the Companies retained earnings available for dividend distribution.

Note M:  Accounting Change

                During 1996, UPCN and UPCS changed their method of carrying their investment in cellular partnerships from cost to equity. UPCN and UPCS made this change due to the appearance of significant influence over the operations of the partnerships since they are each general partners in the respective partnerships. Under the cost method, income is recorded only when distributions are received. Under the equity method, the companies record their proportionate share of the earnings of the respective cellular partnerships. The effect of this change was to decrease net income for 1996 by $44,753. The financial statements for 1995 have been restated for the change which resulted in an increase in net income for 1995 of $144,193. Retained earnings as of the beginning of 1995, has been decreased by $99,440 for the effect of retroactive application of the new method.

                        LYNCH CORPORATION


Pro Forma Combined Condensed Balance Sheet and Statements of Operations


   The following unaudited pro forma combined condensed balance sheet and statement of operations have been prepared from the historical results of operations of both Lynch Corporation and Upper Peninsula Telephone Company.
The pro forma balance sheet is presented as if the acquisition of approximately 60% of Upper Peninsula Telephone Company had occurred at December 31, 1996.
The allocations of purchase price to assets acquired and liabilities assumed, including related amortization, are based on preliminary estimates and may be adjusted when the final fair value allocations are determined. The pro forma statement of operations reflect the combined revenues and expenses of Lynch Corporation and Upper Peninsula Telephone Company as if the acquisition had been consummated at the beginning of the period presented.

   These statements should be read in conjunction with the historical financial statements of Upper Peninsula Telephone Company included elsewhere in this Form 8-K/A(1) and the historical financial statements of Lynch, included in Lynch's most recently filed Forms 10-K and 10-Q including the notes thereto . The pro forma combined results are not necessarily indicative of the combined results of future operations.

Subsequent Event

   It should be noted that subsequent to the reportable event of March 18, 1997, on which these pro forma financials have been based, the Registrant acquired on May 23, 1997, pursuant to a plan of share exchange, the remaining 39.47% of the stock of Upper Peninsula Telephone Company. The acquisition price is approximately $10.0 million, to be paid for in cash (or at the option of minority shareholders in notes) as soon as reasonably practicable after June 30, 1997. As a result of this transaction, the minority interests reflected in the pro forma balance sheet and income statement would have bee eliminated and such items as goodwill, debt, and interest would increase.





                      LYNCH CORPORATION
      Notes to Pro Forma Combined Condensed Balance Sheet


(1) Cash used to purchase 60.53% of Upper Peninsula Telephone Company. The total purchase price was $16.0 million including approximately $0.7 million in closing costs. Of the $16.0 million, $10.0 million was borrowed from lending institutions.

(2) Reflects the write-up of Upper Peninsula Telephone Company's cellular interests to fair market value before taxes.

(3) Excess purchase price, including estimated acquisition costs of $0.7 million, over the estimated fair value of net assets acquired.

(4) Additional long-term debt incurred to finance the acquisition of Upper Peninsula Telephone Company.

(5) Deferred tax liability related to the write-up of Upper Peninsula's cellular interests.

(6) Adjustment of minority interest represents 39.47% of Upper Peninsula's equity retained by minority shareholders.

(7)     Elimination of Upper Peninsula Telephone's equity.

LYNCH CORPORATION AND SUBSIDIARIES
PRO FORMA COMBINED CONDENSED BALANCE SHEET
DECEMBER 31, 1996
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)

                                 1996                               1996
                                 LYNCH     Upper                    Lynch
                                 10-K      Peninsula Adjustments    Pro Forma
Current Assets:
  Cash and cash equivalents      $ 33,946  $  1,027  $ (6,000)(1)   $ 28,973
  Marketable securities             2,156         0                 $  2,156
  Receivables, net                 52,963     1,288                 $ 54,251
  Inventories                      36,859       298                 $ 37,157
  Deferred income taxes             5,571        14                 $  5,585
  Other current assets              8,598        61                 $  8,659
     Total Current Assets          140,093    2,688   (6,000)        136,781

Property, Plant and Equipment-net  131,364    21,817                $153,181

Investments in & advances
  to PCS entities                  34,116         0                 $ 34,116
Investments in & advances
  to affiliated companies           2,529         0                 $  2,529
Investments in cellular
   partnerships                               1,759     6,531(2)    $  8,290
Excess of costs over fair value
  of assets acquired               69,206               3,238(3)    $ 72,444
Other Assets                       15,312       544                 $ 15,856
Total Assets                     $392,620  $ 26,808  $  3,769       $423,197

Current Liabilities:
  Notes payable to banks         $ 17,419  $    100                 $ 17,519
  Trade accounts payable           20,998       450                 $ 21,448
  Accrued liabilities              29,893       111                 $ 30,004
  Customer advances                 6,382        34                 $  6,416
  Current portion of
    long-term debt                 23,769       285      833(4)     $ 24,887
    Total current liabilities      98,461       980      833         100,274

Long-term debt                    219,579    11,865    9,167(4)     $240,611
Deferred income taxes              22,389       0      2,221(5)     $ 24,610
Minority interests                 13,268       0      5,511(6)     $ 18,779

Shareholders' Equity
  Common stock                      5,139        85      (85)(7)    $  5,139
  Additional paid-in capital        8,417       393     (393)(7)    $  8,417
  Retained Earnings                26,472    13,485  (13,485)(7)    $ 26,472
  Treasury stock                   (1,105)                          $ (1,105)

  Total shareholders' equity       38,923    13,963  (13,963)         38,923
  Total liabilities and
    shareholders' equity         $392,620  $ 26,808  $ 3,769        $423,197

                       LYNCH CORPORATION

   Notes to Pro Forma Combined Condensed Statement of Income

(1) Reflects an adjustment to provide for the pro forma effect of goodwill amortization for the year ended December 31, 1996. The pro forma estimate of goodwill was $3.2 million and the amortization period is twenty-five years.

(2) Represents interest expense on additional debt of $10.0 million related to the acquisition of Upper Peninsula Telephone Company at an interest rate of 9%.

(3) Reflects the adjustment to provide income tax benefits at the effective tax rate on the pro forma adjustments for the respective period.

(4) Reflects 39.47% of the net income of Upper Peninsula Telephone Company controlled by minority shareholders.

LYNCH CORPORATION AND SUBSIDIARIES

PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 1996
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
   (UNAUDITED)

                                 1996                                1996
                                 Lynch     Upper                     Lynch
                                 10-K      Peninsula   Adjustments   Pro Forma
SALES AND REVENUES:
 Multimedia                      $28,608     8,532                    37,140
 Services                        132,208                             132,208
 Manufacturing                   291,064                             291,064
                                 451,880     8,532          0        460,412

COSTS AND EXPENSES:
 Multimedia                       21,435     3,207                    24,642
 Services                        127,236                             127,236
 Manufacturing                   241,683                             241,683
 Selling and Administrative        4,586     1,723        130(1)      46,439
OPERATING PROFIT                  16,940     3,602       (130)        20,412
Other Income (expense):
 Investment Income                 2,203        49                     2,252
 Interest Expense                (17,011)     (736)      (900)(2)    (18,647)
 Other  Income (Expense)               0       335                       335
 Share of operations of
  affiliated companies               119         0                       119
 Gain on sales of subsidiary
  and affiliate stock              5,146                               5,146


INCOME FROM CONTINUING OPERATIONS
 BEFORE INCOME TAXES, MINORITY
 INTERESTS, DISCONTINUED OPERATIONS
 AND EXTRAORDINARY ITEM            7,397     3,250    (1,030)          9,617
Provision for income taxes        (3,021)   (1,201)      306(3)       (3,916)
Minority Interests                   418                (809)(4)        (391)

INCOME FROM CONTINUING OPERATIONS
 BEFORE DISCONTINUED OPERATIONS
 AND EXTRAORDINARY ITEM            4,794     2,049    (1,532)          5,311
Discontinued Operations             (750)        0         0            (750)
INCOME BEFORE EXTRAORDINARY ITEM   4,044     2,049    (1,532)          4,561
Loss on early extinguishment of
debt, net of income tax benefit   (1,348)                             (1,348)
                                 $ 2,696   $ 2,049   $(1,532)        $ 3,213

Weighted Average
  Shares Outstanding           1,405,000                           1,405,000

Earnings Per Share                  1.92                                2.29